SCHEDULE 14A
                                              (RULE 14A-101)

                                SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(A)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

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       [ ] Confidential, for Use of the Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
                                    [ ] Definitive Proxy Statement
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                          [X] Soliciting Material Under Rule 14a-12

                                   Goldtech Mining Corporation
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       Goldtech Mining Corporation Shareholders Protective Committee (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                                    THAN THE REGISTRANT)

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LEGAL NOTICE: THIS NEWS RELEASE IS DISTRIBUTED BY THE
GOLDTECH MINING CORPORATION SHAREHOLDERS
PROTECTIVE COMMITTEE (THE "COMMITTEE"), A DISSIDENT
SHAREHOLDER GROUP FORMED UNDER ADVICE OF COUNSEL
FOR THE PURPOSES OF HOLDING A SPECIAL SHAREHOLDERS
MEETING TO REMOVE FOUR CURRENT DIRECTORS AND ELECT
FIVE NEW DIRECTORS.  THIS IS NOT A NEWS RELEASE BY
GOLDTECH MINING CORPORATION, THE PUBLIC COMPANY.

Goldtech Mining Corporation Shareholders Protective Committee
Business Editors

Seattle, Washington - Goldtech Mining Corporation Shareholders Protective Committee ("Committee") today announced that the Special Meeting of the Stockholders of Goldtech Mining Corporation (the "Company") scheduled for October 26, 2004 is being postponed to a later date pending review of the Committee's proxy materials by the Securities and Exchange Commission (the "SEC"). All materials relating to a shareholders meeting such as the Special Meeting must be reviewed by the SEC. The Committee will reschedule the Special Meeting as soon as possible after such review is completed.

The Company has stated in previous press releases that it has unilaterally unwound the acquisition of certain mineral properties in British Columbia, Canada and has asked that 11,110,000 shares of common stock issued in the acquisition be returned for cancellation. Current management of the Company has been advised several times by legal counsel for the Committee that they cannot unilaterally unwind the transaction and cancel shares of common stock issued in the transaction.
In spite of this, the current management of the Company has sent out letters to shareholders instructing shareholders to return their shares for cancellation. Members of the Committee own a portion of such shares. At the Special Meeting, the Committee is seeking to remove four members of the Board of Directors of the Company and elect five new directors.

A proxy statement is not yet available from us. Each security holder of the Company should read the proxy statement when it becomes available because it will contain important information about a proxy solicitation request. Once our definitive proxy statement is prepared, we will simultaneously file the definitive proxy statement with the Securities and Exchange Commission ("SEC") and mail it to each security holder of the Company. Security holders of the Company will also be able to obtain the proxy statement and other documents that are filed with the Securities and Exchange Commission for free on the SEC's web site at www.sec.gov. Security holders of the Company may also obtain copies of the proxy statement and other documents that are filed with the Securities and Exchange Commission for free by contacting Goldtech or us when the documents become available. A description of each of the Committee member's and the Committee nominee's direct and indirect interests in the Company may also be found in our preliminary proxy statement which can be obtained for free on the SEC's website or by contacting us.

CONTACT: Goldtech Mining Corporation Shareholders Protective
Committee
	Keith Robertson, 509/993-7928







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